Exhibit 99.2

Exhibit 99.2 CEO Report May 19, 2015 MVB Annual meeting

Forward Looking Statement All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. ("MVB Financial" or the "Company") differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from the planned acquisition, by MVB Bank, Inc. (“MVB Bank”), of two branches of Susquehanna Bank in Berkeley County, West Virginia, may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the degree of competition in the geographic and business areas in which MVB Bank operates, integration factors, and the reaction of Susquehanna Bank clients, which bank at the two branches that are planned for acquisition by MVB Bank, to MVB Bank; (xii) the risk that the new investments to support the growth of MVB Insurance, LLC ("MVB Insurance") may not be fully realized or may take longer than expected due to general economic and market conditions; (xiii) diversion of management time on acquisition or diversified growth issues; and, (xiv) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

Welcome Review MVB 2014 highlights Discuss MVB present & future Offer our gratitude Answer your questions

MVB 2014 Notable events Grew MVB Bank assets to $1B Issued a two-for-one common stock split Paid a semi-annual cash dividend of $0.08 per share for 2014 Expanded MVB Mortgage Integrated and Grew MVB Insurance Completed record capital raise ($52.8 Million) Terminated proposed acquisition of CFG Community Bank Faced a Earnings Head Wind in Second Half of the year Established Project Management Office IR.MVBbanking.com Please see our Shareholder website for additional information including detailed financial results.

Our Environment Today Unprecedented flat interest rates for six consecutive years Increased compliance focus requiring significant resources Mortgage volume growing Deposit costs are rising New & aggressive competition in lending Consolidation remains active Market diversity across our footprint Technology-expectations

MVB Today Financial Services Company (Banking, Insurance, Mortgage, Wealth) Four states & District of Columbia Geographic expansion 340 Team Members Organic and M&A growth West Virginia Virginia North Carolina South Carolina Bank Mortgage Insurance FUTURE

MVB BANK Today Charleston, WV Tech Park, Fairmont, WV Diversifying portfolio Increasing loans Increasing deposits Branch Expansion Safe, sound & strong Expanding wealth management

MVB East Expansion Acquisition pending for two Susquehanna Bank branches $69 Million in deposits $17 Million in loans Inwood, WV Martinsburg, WV

Your MVB Today Added 23 new loan officers since Q1 2014 Expanded market presence: 19 locations operating Four states & District of Columbia Closing approximately 300-400 mortgage loans a month Commercial-focus, with increasing focus on personal lines & title Contributing to fee-based revenues Actively seeking opportunities for growth (Talent & Acquisition)

We LOVE our communities ! Beyond helping our clients with financial matters, MVB is committed to the communities we serve. Team MVB Volunteered more than 3,000 hours 10 Schools – Teach a Child to Save MVB contributed more than $250,000 to local organizations Recognized by Charleston Area Alliance United Way of Mon & Preston Counties United Way of Harrison & Marion Counties Fairmont Main Street Collaborative for 21st Century Appalachia Public Relations Society of America – West Virginia Chapter American Heart Association – Clarksburg Leadership Marion

With our sincere gratitude Roger Turner

Thank you !!!!!! Team MVB Directors Shareholders Clients & Communities

Questions Q&A?

Visit our shareholder website IR.MVBbanking.com